UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2013

REAL ESTATE ASSOCIATES LIMITED

(Exact name of registrant as specified in its charter)

California	0-09262	95-3187912
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

P.O. Box 91274 Los Angeles, California 90009
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (720) 387-8135

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

Real Estate Associates Limited (the “Registrant”) is the general partner and the 99% limited partner of Bethel Towers Dividend Housing Association, a Michigan limited partnership (the “Partnership”).

As previously disclosed, on August 14, 2012, the Partnership entered into a purchase and sale contract to sell its investment property to a third party.

As previously disclosed on July 25, 2013, the Partnership entered into an amendment to its purchase and sale contract, the terms of which, among other things, extended the closing date for the sale of the Partnership’s investment property to December 13, 2013.

On December 10, 2013, the Partnership closed the sale of its investment property pursuant to its purchase and sale contract.

As a result of the sale of the Partnership’s investment property, the Registrant expects to receive a distribution of approximately $1,265,000 from the Partnership.  The Registrant’s investment in the Partnership was zero as of December 10, 2012, the date on which the Registrant began consolidating its investment in the Partnership in the Registrant’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED

By: National Partnership Investments, LLC Corporate General Partner By: /s/ Joseph Dryden
Joseph Dryden
Director of Reporting

     DATED:  December 13, 2013